Exhibit 99.1

Faraday Future Completes the Sale-Leaseback of its Hanford, California
Manufacturing Facility

●	Expected to generate up to $12 million of capital for facility improvements supporting vehicle production ramp-up

Los Angeles, CA (Oct. 19, 2023) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that it has exercised its option to purchase its Hanford, California manufacturing facility and simultaneously completed a sale leaseback. This transaction is expected to generate up to $12 million of non-dilutive capital that can be used toward the completion of plant improvements and infrastructure enhancements to facilitate FF 91 2.0 Futurist Alliance production ramp-up.

The Hanford manufacturing plant, officially called ‘FF ieFactory California’ is a one million square foot state-of-the-art facility that uses highly skilled craftsmanship and leading-edge automated production. The facility, where the Ultimate AI TechLuxury FF 91 2.0 Futurist Alliance is currently produced, is situated between technology-focused Silicon Valley and FF’s Global HQ in Los Angeles. It is expected that the plant, upon completion of the factory build-out, will have the capacity to produce approximately 10,000 vehicles per year. FF announced the start of production and completion of its first production build vehicle coming off its production line at FF ieFactory California earlier this year.

“Our Hanford manufacturing facility is an integral part of our overall operations and has been manufacturing production series models of our FF 91 2.0 Futurist Alliance since earlier this year,” said Matthias Aydt, Global CEO of FF. “This agreement will help us make the necessary continued investments and improvements to the Hanford plant that will facilitate increased production and deliveries of the FF 91 2.0 Futurist Alliance.”

The Company recently announced the continuation of its Co-Creation program and preliminary upcoming FF 91 2.0 Futurist Alliance deliveries for October as part of its ongoing ‘Delivery Co-Creation Day’ plans. Specifically, the Company recently delivered the FF 91 2.0 Futurist Alliance to its founder YT Jia and expects to deliver to global superstar and entrepreneur Chris Brown, and world champion race car driver Justin Bell next. Large-scale deliveries remain one of the Company's top strategic goals.

Users can preorder an FF 91 vehicle via the FF Intelligent App or through the Company’s website at: (English):  https://www.ff.com/us/preorder/ or (Chinese):  https://www.ff.com/cn/preorder/

Download the new FF Intelligent App: http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

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FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the Company’s ability to satisfy the conditions precedent and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; general economic and market conditions impacting demand for the Company’s products; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K/A filed with the Securities and Exchange Commission (“SEC”) on August 21, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com